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                                                                   Exhibit 10.10

                  FIRST AMENDMENT TO AGREEMENT OF UNDERSTANDING

      THIS FIRST AMENDMENT TO AGREEMENT OF UNDERSTANDING (this "First Amendment") is made as of the 30th day of September 1999, by and between Ash Capital, LLC, a Utah limited liability company ("Ash Capital"), C&W/RSI Partners, LLC, a Utah limited liability company ("C&W"), SKM Investments, LLC a Utah limited liability company ("SKM"), Thunder Mountain Properties, LC, a Utah limited liability company ("Thunder Mountain"), and RoomSystems, Inc., a Nevada corporation (the "Corporation").

                                R E C I T A L S :

      WHEREAS, Ash Capital and the Corporation are parties to that certain Agreement of Understanding dated August 17, 1999 ("Agreement of Understanding") (capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement of Understanding); and

      WHEREAS, under the terms of the Agreement of Understanding, Ash Capital agreed to purchase with a small group of investors (the "Investment Syndicate") up to one million (1,000,000) Preferred Shares, such shares held to be referred to herein as the "Preferred Shares"; and

      WHEREAS, C&W has for all purposes replaced both Cherokee & Walker, LLC and Birchbrook, LLC in the Agreement of Understanding and in all other agreements among the parties; and

      WHEREAS, C&W, SKM, and Thunder Mountain are now members of the Investment Syndicate; and

      WHEREAS, members of the Investment Syndicate have each entered into individual subscription agreements, registration rights agreements and other agreements setting forth the terms of each member's respective investment in the Corporation; and

      WHEREAS, C&W, SKM, and Thunder Mountain are intended third party beneficiaries to the Agreement of Understanding and wish to become joinders to the Agreement of Understanding by executing this First Amendment and the Corporation has consented and agreed thereto; and

      WHEREAS, the parties have negotiated additional terms to their respective investments in the Corporation; and

      WHEREAS, the parties intend to set forth herein such additional terms and conditions relating to their respective investments in the Corporation.

      NOW, THEREFORE, in consideration of the monetary consideration recited in the Agreement of Understanding and this First Amendment, the recitals set forth above which are

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incorporated herein by this reference, the mutual promises herein contained and subject to the fulfillment of the conditions herein set forth, the parties agree as follows:

      1. Joinder by and Substitution of Parties. C&W, SKM, and Thunder Mountain, all of whom are third party beneficiaries to the Agreement of Understanding, hereby join as parties to the Agreement of Understanding, and each assumes and agrees to the terms and conditions set forth in the Agreement of Understanding. The Corporation hereby consents to and agrees with such joinder and with the substitution of C&W in the place of both Cherokee & Walker, LLC and Birchbrook, LLC in the Agreement of Understanding, Registration Rights Agreement, and Subscription Agreement. The irrevocable stock power executed by Cherokee Walker, LLC in favor of Birchbrook, LLC shall be returned to C&W and voided. In addition, the parties may, but shall not be required to, choose to execute replacement agreements for the Registration Rights Agreement and Subscription Agreement between C&W and the Corporation and return to and cancel the previously executed agreements.

      2. C&W Participation in Meetings of the Board of Directors. At all times C&W continues to hold Preferred Shares, C&W will be entitled to designate a representative to attend and participate in meeting of the Corporation's board of directors, although such representative will not be entitled to vote at any such meeting and will not be considered to be a member of the board of directors. Any notice of meetings (together with any materials, reports or other information distributed to directors in connection with any such meetings) will be sent to C&W in the same manner as prescribed by applicable corporate law to be sent to directors of the Corporation. In the event the board of directors of the Corporation takes action by written consent without a meeting, the Corporation will promptly provide notice of such action to C&W.

      3. Delivery of Financial Statements. At all times when Preferred Shares are outstanding and held by any member of the Investment Syndicate, the Corporation shall deliver to each such member of the Investment Syndicate:

            A. Monthly Financial Statements. Within forty-five days after the end of each fiscal month, including the final month for each full fiscal year, consolidating balance sheets of the Corporation as of the last day of such period, and consolidating statements of income for each such month, together with comparative figures for the corresponding period in the preceding fiscal year (beginning with the year 2000), each such statement to be prepared by the Corporation and certified by the president or chief financial officer of the Corporation as being true, correct, and accurate in all respects to the best of such person's knowledge and belief, and as having been prepared in accordance with generally accepted accounting principles on a basis consistent with the most recent prior audited year end consolidated financial statements of the Corporation. On a quarterly basis, such financials as described above will be prepared and provided to each member of the Investment Syndicate both on a consolidated and consolidating basis.

            B. Year-end Financial Statements. Within ninety days after the end of each fiscal year, a balance sheet of the Corporation as of the last date of each such fiscal year, and statements of income; stockholders' equity; and cash flows for each such fiscal year, together with comparative figures for the preceding fiscal year (beginning with the year
      2000), each prepared on a consolidated and consolidating basis, in accordance with

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      generally accepted accounting principles and accompanied by an unqualified audit report issued by a certified public accountant or firm of independent certified public accountants acceptable to the Investment Syndicate.

            C. Additional Information. Such additional reports or information concerning the Corporation as a member of the Investment Syndicate may reasonably request, shall be prepared on a basis consistent with those statements specified in A and B above.

      4.    Price Protection.

            A. Issuance of Additional Preferred Shares. In the event the Corporation sells shares of its common stock or common stock equivalents (i.e., securities convertible into common stock) at an effective price per common share of less than $3.00 per share (such lesser per share amount referred to as the "Adjusted Per Share Amount"), the Corporation shall issue to each member of the Investment Syndicate such additional shares of Series B Preferred Stock equal to the aggregate dollar amount of the investment of such party divided by the Adjusted Per Share Amount less the number of Preferred Shares already issued to such party.

            B. Adjustment for Recapitalizations. In the event of the outstanding shares of common stock of the Corporation are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, conversion, recapitalization, split (but not a reverse split), or exchange of shares prior to the termination of this covenant, the Corporation's obligation to issue additional Preferred Shares pursuant to this subparagraph shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination or exchange of shares.

            C. Termination of Covenant. This covenant shall terminate on the closing of the Corporation's underwritten initial public offering of its common stock and shall not apply to any such registered offering.

      5. Future Financings. Until the Corporation has completed its initial public offering of its common stock, the members of the Investment Syndicate shall have a preferential right, on the terms and subject to the conditions set forth in this paragraph, to purchase for their account any securities of the Corporation that the Corporation proposes to sell for cash in any public offering or private placement; provided, however, that such right shall not apply to the current offering by the Corporation of up to 2,000,000 shares of Series B Convertible Preferred Stock at $3.00 per share. The Corporation will consult with the Investment Syndicate regarding any such offering or placement and will offer the members of the Investment Syndicate the opportunity, on terms not more favorable to the Corporation than it can secure elsewhere, to purchase any such securities. If any member of the Investment Syndicate fails to accept in writing such proposal made by the Corporation within 30 days after receipt of a notice containing such proposal, then such member of the Investment Syndicate shall have no further claim or right with respect to the proposal contained in such notice. If, thereafter, such proposal is modified in any material respect, the Corporation shall again consult with all members of the

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Investment Syndicate in connection with such modification and shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove respecting the original proposal. The rights and obligations of the Investments Syndicate in this paragraph specifically do not apply to the offer and sale of securities to employees, officers, or directors or to the exercise of options. The rights of the members of the Investment Syndicate to purchase such securities shall entitle each member to purchase its pro rata part (determined by dividing the number of Preferred Shares held by the member by the number of Preferred Shares held by all of the Investment Syndicate) of the securities being offered, provided, however, that if a member of the Investment Syndicate does not purchase all of its pro rata part, then the other members of the Investment Syndicate may purchase such securities.

      6. Costs. Paragraph 11F of the Agreement of Understanding shall be amended by replacing Ash Capital and Ash with Investment Syndicate, such that the costs and expenses, including attorneys' fees, of each member of the Investment Syndicate shall by paid by the Corporation.

      7. Continuation of Effectiveness. Except as amended by the First Amendment, all other provisions of the

Agreement of Understanding are in full force and effect.


                              ROOMSYSTEMS, INC.

                              By:     /s/
                                      ------------------------------------
                              Its:    CEO
                                      ------------------------------------
                              390 North 3050 East
                              St. George, Utah 84790

                              ASH CAPITAL, LLC

                              By Providence Management, LLC, Manager

                              By:     /s/
                                      ------------------------------------
                              Its:    MANAGER
                                      ------------------------------------
                              1400 S. Foothill Drive Suite B25
                              Salt Lake City, Utah 84108

                              C&W/RSI PARTNERS, LLC

                              By:     /s/
                                      ------------------------------------
                              Its:    MANAGER
                                      ------------------------------------
                              1245 E. Brickyard Rd. No. 350
                              Salt Lake City, Utah 84106

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                              SKM INVESTMENTS, LLC

                              By:     /s/
                                      ------------------------------------
                              Its:    MANAGER
                                      ------------------------------------
                              1400 S. Foothill Drive Suite B25
                              Salt Lake City, Utah 84108

                              THUNDER MOUNTAIN PROPERTIES, LLC

                              By:     /s/
                                      ------------------------------------
                              Its:    MANAGING MEMBER
                                      ------------------------------------
                              981 E. 280 N.
                              Orem, Utah 84097